UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
December 4, 2015

.

ESPEY MFG & ELECTRONICS CORP.

(Exact name of registrant as specified in its charter)

New York (State or Other Jurisdiction of Incorporation)	001-04383 (Commission File Number)	14-1387171 (IRS Employer Identification No.)

233 Ballston Avenue, Saratoga Springs, New York 12866 (Address of principal executive offices)

(518) 584-4100 (Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 Submissions of Matters to a Vote of Security Holders

Espey Mfg. & Electronics Corp. (the “Company”) held its Annual Meeting of Stockholders (“Annual Meeting”) on December 4, 2015. At the Annual Meeting, the stockholders of the Company elected Carl Helmetag, Howard Pinsley, and Alvin O. Sabo to the Board of Directors as the Class A Directors. They will serve for a three-year term expiring at the 2018 Annual Meeting or until their respective successors are duly elected and qualified. The result of the vote was as follows:

Nominee	Votes For	Withholds	Broker Non-Votes
Carl Helmetag	1,133,313	349,300	847,100
Howard Pinsley	1,137,182	345,431	847,100
Alvin A. Sabo	1,136,456	346,157	847,100

The stockholders also elected Patrick Enright to the Board of Directors as a Class B Director to serve for the remaining one-year term expiring at the 2016 Annual Meeting or until his successor is duly elected and qualified. The result of the vote was as follows:

Nominee	Votes For	Withholds	Broker Non-Votes
Patrick T. Enright, Jr.	1,466,217	16,396	847,100

In addition, the proposal to ratify the appointment of Freed Maxick CPAs, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2016 was approved at the Annual Meeting:

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,067,732	11,195	45,705	205,081

ITEM 8.01 Other Events

On December 7, 2015, Espey Mfg. & Electronics Corp. issued a press release announcing that the Company's Board of Directors had declared a regular quarterly dividend. A copy of the press release is furnished as Exhibit 99.1 to this report. The information in this report shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934 (the Exchange Act), as amended, or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01 Financial Statements, Pro Forma Financial Information and Exhibits

(c)   Exhibits

Exhibit No.	Document
99.1	Press Release dated December 7, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 7, 2015		ESPEY MFG. & ELECTRONICS CORP.
	By:	/s/ David O’Neil
David O’Neil Treasurer and Principal Financial Officer